                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------


                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                  April 2, 1999
                                 Date of Report
                        -------------------------------
                             (Date of earliest event
                                    reported)




                                  MOSAIX, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Washington                   0-18511                     91-1273645
--------------------------     ---------------------         -------------------
     (State or other           (Commission File No.)           (IRS Employer
     jurisdiction of                                         Identification No.)
      incorporation)

                             6464 185th Avenue N.E.
                            Redmond, Washington 98052
--------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (206) 881-7544
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                  Page 1 of __
                        Exhibit Index appears on page __

ITEM 5. OTHER EVENTS

        MERGER  AGREEMENT WITH LUCENT TECHNOLOGIES, INC.

        On April 2, 1999, Mosaix, Inc. ("Mosaix") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Lucent Technologies, Inc. ("Lucent"), and Noah Acquisition, Inc., a Washington corporation and a wholly-owned subsidiary of Lucent ("Merger Sub"). The Merger Agreement provides for the merger of Merger Sub into Mosaix, with Mosaix surviving as a subsidiary of Lucent (the "Merger"). The parties intend for the Merger to be accounted for as a pooling of interests and to qualify as a tax-free reorganization.

        At the time of effectiveness of the Merger (the "Effective Time"), each issued and outstanding share of common stock, par value $.01 per share of Mosaix (the "Mosaix Common Shares"), will be converted into the right to receive
0.19273 shares (the "Exchange Ratio") of common stock, par value $.01 per share, of Lucent, including the right to purchase Lucent's junior preferred stock, par value $1.00 per share, pursuant to a Rights Agreement between Lucent and First Chicago Trust Company of New York as rights agent (the "Lucent Common Shares"). In addition, each option to purchase Mosaix Common Shares that is outstanding at the Effective Time of the Merger will be converted into an option to purchase a number of Lucent Common Shares equal to the product of the Exchange Ratio and the number of Mosaix Common Shares subject to such option.

        The Merger is subject to approval of the holders of two-thirds of the outstanding Mosaix Common Shares. The parties expect that the closing of the transaction will occur on or before June 30, 1999.

        The Merger also is subject to customary closing conditions, including, without limitation, the making of all necessary governmental filings and the effectiveness of a registration statement filed with the Securities and Exchange Commission with respect to the Lucent Common Shares issuable in the Merger.

        Under certain circumstances, Mosaix may be required to pay a termination fee of $2,815,000 (the "Termination Fee"), if the Merger Agreement is terminated. In addition, pursuant to a Stock Option Agreement between Mosaix and Lucent signed on April 2, 1999, if Lucent is entitled to a Termination Fee, then it has an option (the "Option") to purchase up to 2,092,757 (19.9%) of the outstanding Mosaix Common Shares at a purchase price of $10.50 per share. If the Merger Agreement is terminated because shareholder approval is not obtained, and no takeover proposal has been made, Mosaix may repurchase the Option for $563,000. Notwithstanding these provisions, the "Total Profit" under the Option (as defined therein), plus the amount of the Termination Fee, will in no event exceed $3,378,000.

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        On April 2, 1999, concurrently with the signing of the Merger Agreement,
Lucent, Merger Sub and certain Mosaix shareholders entered into a Voting Agreement pursuant to which the Mosaix shareholders agreed, among other things, to vote for approval of the Merger. As of April 2, 1999, these Mosaix shareholders had the power to vote shares representing approximately 1% of the voting power of the Mosaix Common Shares.

        The Merger Agreement, the Voting Agreement and the Option Agreement (collectively, the "Agreements") and a joint press release issued by the parties to announce the Merger are filed as exhibits to this report and are incorporated herein by reference. The descriptions of the Agreements herein do not purport to be complete and are qualified in their entirety by the provisions of the Agreements.

        The Mosaix Common Shares are quoted on the NASDAQ National Market System under the trading symbol "MOSX." The Lucent Common Shares are traded on the New York Stock Exchange under the trading symbol "LU."

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c)     Exhibits

        Exhibit Number  Description                                         Page
        --------------  -----------                                         ----
        2.1             Agreement and Plan of Merger among Lucent
                        Technologies, Inc., Mosaix, Inc. and Noah
                        Acquisition, Inc., dated as of April 2,
                        1999.

        99.1            Voting Agreement, dated April 2, 1999,
                        among Lucent Technologies, Inc., Noah
                        Acquisition, Inc. and certain
                        shareholders of Mosaix, Inc.

        99.2            Stock Option Agreement, dated April 2,
                        1999, between Mosaix, Inc. and Lucent
                        Technologies, Inc.

        99.3            Press Release issued April 5, 1999.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        MOSAIX, INC.




                                        By
                                          --------------------------------------
                                          John J. Flavio, Senior Vice
                                          President and Chief Financial Officer

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                                  EXHIBIT INDEX

        Exhibit Number  Description                                         Page
        --------------  -----------                                         ----
        2.1             Agreement and Plan of Merger among Lucent
                        Technologies, Inc., Mosaix, Inc. and Noah
                        Acquisition, Inc., dated as of April 2,
                        1999.

        99.1            Voting Agreement, dated April 2, 1999,
                        among Lucent Technologies, Inc., Noah
                        Acquisition, Inc. and certain
                        shareholders of Mosaix, Inc.

        99.2            Stock Option Agreement, dated April 2,
                        1999, between Mosaix, Inc. and Lucent
                        Technologies, Inc.

        99.3            Press Release issued April 5, 1999.




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